Exhibit 24

ASSURANT, INC.

POWER OF ATTORNEY

The undersigned directors of Assurant, Inc., a Delaware corporation (the “Company”), hereby authorize and appoint Keith Demmings, Keith Meier and Dimitry DiRienzo, and each of them severally, the individual’s true and lawful attorneys-in-fact and agents, with power to act with or without the other, and with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign the Annual Report on Form 10-K for the fiscal year ended December 31, 2025, to be filed by the Company pursuant to the Securities and Exchange Act of 1934, as amended, and any and all amendments thereto, including any and all other documents in connection therewith to be filed with the U.S. Securities and Exchange Commission (the “SEC”), and to file the same, with all exhibits thereto and other supporting documents, with the SEC.

The undersigned hereby grants to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Dated: February 7, 2026

Signature	Title

/s/ Elaine D. Rosen	Non-Executive Board Chair and Director
Elaine D. Rosen

/s/ Rajiv Basu	Director
Rajiv Basu

/s/ Lynn S. Blake	Director
Lynn S. Blake

/s/ J. Braxton Carter	Director
J. Braxton Carter

/s/ Harriet Edelman	Director
Harriet Edelman

/s/ Sari Granat	Director
Sari Granat

/s/ Debra J. Perry	Director
Debra J. Perry

/s/ Ognjen Redzic	Director
Ognjen Redzic

/s/ Paul J. Reilly	Director
Paul J. Reilly

/s/ Kevin Warren	Director
Kevin Warren